Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Nos. 333-123055 and 333-122477 on Form S-8 of our report dated July 13, 2007, appearing in the Annual Report on Form 11-K of the PHH Corporation Employee Savings Plan for the year ended December 31, 2006.

/s/  Deloitte & Touche LLP

Philadelphia, Pennsylvania
July 13, 2007